UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION STATEMENT

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Trxade Group, Inc.
(Name of Registrant as Specified in its Charter)

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TRXADE GROUP, INC.

1115 Gunn Hwy

Odessa, Florida 33556

(800)-261-0281

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 6, 2017

The Annual Meeting of Stockholders of Trxade Group, Inc. (the “Company”) will be held on November 6, 2017 at noon local time at 1115 Gunn Highway, Odessa, Florida 33556. The meeting will be held for the following purposes:

(1)To elect four directors to serve until the next Annual Meeting or until their respective successors are duly elected and qualified;

(2)To ratify the selection of MaloneBailey, LLP. to be our registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2017; and

(3)To transact such other business as may properly come before the Annual Meeting or any adjournment(s), postponement(s) or continuation(s) thereof.

You have the right to receive this Information Statement if you were a stockholder of record of our Company at the close of business on October 16, 2017.

All stockholders are cordially invited to attend the Annual Meeting in person.

Additional information regarding the Company is included in its Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549.

THE BOARD OF DIRECTORS IS NOT SOLICITING CONSENTS OR PROXIES AND YOU ARE REQUESTED NOT TO SEND US CONSENTS OR PROXIES. However, you may vote your shares at the meeting.

By Order of the Board of Directors /s/ Suren Ajjarapu Suren Ajjarapu Chief Executive Officer

Date: October 26, 2017

TRXADE GROUP, INC.

1115 Gunn Hwy

Odessa, Florida 33556

(800)-261-0281

_______________________________________________________________________

INFORMATION ABOUT THE MEETING

This Information Statement is being furnished in connection with the annual stockholders meeting of Trxade Group, Inc., to be held on November 6, 2017 at the offices of the Company, located at 1115 Gunn Highway, Odessa, Florida 33556, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Information Statement and accompanying Notice of Annual Meeting of Stockholders are being mailed on or about October 26, 2017.

WE ARE NOT ASKING YOU FOR A PROXY OR A CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT. However, you may vote your shares at the meeting.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the annual meeting. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 30, 2017, which we refer to as the annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the annual meeting.

Householding of Information Statements

The Company has been notified that certain banks, brokers and other nominees may household the Company’s Information Statement for stockholders who hold Company shares with the bank, broker or other nominee in “street” name and have consented to householding. In this case, you may request individual copies of the Information Statement by contacting your bank, broker or other nominee.

How You Can Review the List of Stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at the Office of the Secretary of the Company.

Outstanding Shares; Required Votes

The Board of Directors has fixed the close of business on October 16, 2017 as the record date (the “Record Date”) for the determination of the holders of our voting securities entitled to notice of, and to vote at, the Annual Meeting. Our classes of outstanding voting securities on the Record Date consisted of 31,985,827 shares of common stock, $0.00001 par value, entitled to one vote per share.

As provided in our By-Laws, in order to conduct the Annual Meeting, holders of a majority of the votes of the shares of stock entitled to vote must be present in person or represented by proxy so that there is a quorum. With respect to Proposal 1 for the election of directors, the nominees who receive a plurality of the votes cast at the Annual Meeting will be elected. With respect to Proposal 2 (Ratification of Auditors), ratification or approval requires a majority of the total votes cast at the Annual Meeting by holders of shares present in person or represented by proxy and entitled to vote on the matter. Abstentions and “broker non-votes” will have no effect on the election of directors; the top four candidates will be elected to the Board of Directors. Abstentions will have the effect of a “No” vote on Proposal 2, while broker non-votes with respect to such proposal are not entitled to vote and thus would not affect the vote.

As of the Record Date, our Chairman, Suren Ajjarapu and our President, Prashant Patel, together with their affiliates, collectively owned approximately 83% of the outstanding voting shares entitled to vote at the Annual Meeting. These shareholders have advised the Company that they intend to vote “FOR” each of the nominees for election to the Board of Directors and “FOR” the selection of MaloneBailey, LLP as our independent registered public accounting firm. Therefore, the Company expects that each matter to be considered at the Annual Meeting will be approved.

Interest Of Certain Persons In Matters To Be Acted Upon

No director or executive officer, other than in his role as nominee, director or executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect by security holdings or otherwise, in the matters described herein which, to the extent such director, executive officer or associate of such director or executive officer is a stockholder of the Company, is not shared by all other stockholders pro-rata and in accordance with their respective stock ownership interests.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, four directors will be elected by the holders of the common stock, to hold office until the next annual meeting and until their successors have been elected and qualified. The four director candidates receiving the highest number of affirmative votes will be elected as directors of the Company. Votes against the directors and votes withheld will have no legal effect. The board has nominated the current four directors of the Company for re-election to the board at the Annual Meeting to serve until the 2018 annual meeting of stockholders, or until their successors are elected and qualified.

If any of the nominees should become unavailable, your shares will be voted for a board-approved substitute, or the board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the board increases the number of directors, the board may fill the vacancy until the next annual meeting.

Suren Ajjarapu (46)

Mr. Ajjarapu has served as our Chairman of the Board, Chief Executive Officer and Secretary since our acquisition of Trxade Nevada (our predecessor company) on January 8, 2014, and as the Chairman of the Board, Chief Executive Officer and Secretary of Trxade Nevada since its inception. Mr. Ajjarapu was a Founder, CEO and Chairman of Sansur Renewable Energy, Inc., a company involved in developing wind power sites in the Midwest, United States, from 2009 to 2012. Mr. Ajjarapu was a Founder, President and Director of Aemetis, Inc., a biofuels company (AMTX.OB) and a Founder, Chairman and Chief Executive Officer of International Biofuels, a subsidiary of Aemetis, Inc., from 2006 to 2009. Mr. Ajjarapu was Co-Founder, COO, and Director Global Information Technology, Inc., an IT outsourcing and systems design company, headquartered in Tampa, Florida with major operations in India from 1995 to 2006. Mr. Ajjarapu acts as a non-Executive Director for AIM-listed company Nandan Clean Tec Plc. (Ticker: NAND), a backward integrated Biofuels company. Mr. Ajjarapu holds an MS in Environmental engineering from South Dakota State University, Brookings, South Dakota, and an MBA from the University of South Florida, specializing in International Finance and Management. Mr. Ajjarapu is also a graduate of the Venture Capital and Private Equity program at Harvard University. Our Board of Directors believes that Mr. Ajjarapu’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Prashant Patel (43)

Mr. Patel has served as our full-time President and COO, and as a director since our acquisition of Trxade Nevada on January 8, 2014, and as the COO and President and as a director of Trxade Nevada since its inception. Mr. Patel is a registered pharmacist and pharmaceutical consultant with over ten years of experience in retail pharmacy and pharmaceutical logistics and the founder of several pharmacies in the Tampa Bay area, FL. Mr. Patel has been a President and Member of the Board of Trxade since August 2010. Since October 2008, Mr. Patel has been Managing Member of the APAA LLC, a pharmacy. Since April 2007, Mr. Patel has been a Vice President of Holiday Pharmacy, Inc., a pharmacy. Mr Patel graduated from Nottingham University School of Pharmacy and practiced in the UK before obtaining his masters in Transport, Trade and Finance from Cass Business School, City University, UK. Our Board of Directors believes that Mr. Patel’s history with our company, from both an operational standpoint and that of a member of management, are vital to the Board’s collective knowledge of our day-to-day operations.

Donald G. Fell (69)

Mr. Fell has served as a Director of our company since January 2014, as well as a director of Trxade Nevada since December 2013. Since 1992, Mr. Fell has been a Director/Professor Foundation for Teaching Economics. From 1995 to 2012, Mr. Fell was Senior Fellow/Professor at the Executive MBA faculty at the University of South Florida. He was also a Visiting Professor at the University of Rochelle, FR in 2010. Mr. Fell holds degrees in Economics from Indiana State University, with additional graduate work in Economics at Northern Illinois University and Illinois State University. Mr. Fell since 2012 has been employed as Institute Director and Professor for the Davis, CA based Foundation for Teaching Economics, conducting Institutes related to 1) economic policy; and 2) environmental economics. Institute audiences consist of university/college professors, high school teachers and government leaders. These Institutes have been held throughout the U.S. Our Board of Director’s believes that Mr. Fell’s extensive experience in the field of economics and business will provide us with valuable insight as we seek to execute our business strategy.

Michael L. Peterson (55)

Mr. Peterson has served as a Director of our company since August 2016. Mr. Peterson currently serves as the President and CEO of Pedevco Corp (PED), a public company engaged primarily in the acquisition, exploration, development and production of oil and natural gas shale plays in the US. Mr. Peterson assumed the role of CEO in May 2016 after having served as CFO between July 2012 and May 2016, and as Executive Vice President from our acquisition of Pacific Energy Development (Pedevco’s predecessor) from July 2012 to October 2014, and it’s President since October 2014. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of our board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of Pacific Energy Development, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with us. From 2005 to 2006, Mr. Peterson served as a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

The Board of Directors recommends a vote “FOR” each director.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends that the stockholders ratify the selection of MaloneBailey, LLP, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for the fiscal year ending December 31, 2017. The Audit Committee approved the selection of MaloneBailey, LLP as our independent registered public accounting firm for fiscal year 2017. MaloneBailey, LLP is currently our independent registered public accounting firm. We do not expect that representatives of MaloneBailey, LLP will be present at the Annual Meeting.

There is no requirement that the Company submit the selection of its independent registered public accounting firm to its stockholders for ratification. If our stockholders fail to ratify the selection, we will reconsider whether to retain MaloneBailey, LLP, and may retain that firm or another without re-submitting the matter to our stockholders. Even if the selection is ratified, we may, in our discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if we determine that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” this proposal.

CORPORATE GOVERNANCE

Our Board of Directors

The business of the Company is managed under the direction of the Board of Directors. It has the responsibility for establishing broad corporate polices and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company’s business through regular written reports and analyses and discussions with the Chairman and other officers of the Company. The Company’s Board of Directors currently consists of four members.

Meetings of the Board

The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. In 2016, the Board held four meetings (including regularly scheduled and special meetings). Each of our current directors attended all of the meetings and all of the committee meeting for which such directors served.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has two standing committees: the audit committee and the compensation committee. We do not have a standing nominating committee; instead, our Board of Directors, as a whole, is responsible for selecting nominees for election as directors and electing executive officers. The Company believes that obtaining input from all directors in connection with Board nominations enhances the nominating process.

Audit Committee

The primary purpose of the audit committee is to assist the board of directors’ oversight of:

•the integrity of our financial statements; our systems of control over financial reporting and disclosure controls and procedures;

•our compliance with legal and regulatory requirements;

•our independent auditors’ qualifications and independence;

•the performance of our independent auditors and our internal audit function; and

•all related-party transactions for potential conflict of interest situations on an ongoing basis.

Mr. Fell and Mr. Peterson currently serve on the audit committee, with Mr. Peterson serving as chairman. Mr. Fell and Mr. Peterson each qualify as an ‘‘audit committee financial expert’’ as such term has been defined by the SEC in Item 407(d)(5) of Regulation S-K. Our board of directors has affirmatively determined that Mr. Fell and Mr. Peterson meet the definition of ‘‘independent directors’’ for the purposes of serving on the audit committee under applicable SEC rules. The Audit Committee met four times in 2016.

Compensation Committee

The primary purpose of our compensation committee is to recommend to our board of directors for consideration, the compensation and benefits of our executive officers and key employees; monitor and review our compensation and benefit plans; administer our stock and other incentive compensation plans and programs and prepare recommendations and periodic reports to the board of directors concerning such matters; prepare the compensation committee report required by SEC rules to be included in our annual report; prepare recommendations and periodic reports to the board of directors as appropriate; and handle such other matters that are specifically delegated to the compensation committee by our board of directors from time to time.

Mr. Fell and Mr. Peterson serve on the compensation committee, and Mr. Fell serves as the chairman.

The Compensation Committee met two times in 2016.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our compensation committee or any of our directors is an executive officer.

Code of Business Conduct and Ethics

Our Board of Directors had adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics is available for review in print, without charge, to any stockholder who requests a copy by writing to us at Trxade Group, Inc., 1115 Gunn Hwy, Odessa, Florida, 33556, Attention: Investor Relations. Each of our directors, employees and officers are required to comply with the Code of Business Conduct and Ethics

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of the outstanding shares of our common stock (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2016, all of the Reporting Persons complied with all applicable Section 16 filing requirements on a timely basis.

EXECUTIVE COMPENSATION

Item 11. Executive Compensation

The following table sets forth the compensation for the fiscal years ended December 31, 2016 and 2015 for services rendered to us (including our subsidiary, Trxade, Inc.) by our Chief Executive Officer and our two most highly compensated executive officers other than our Chief Executive Officer:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Suren Ajjarapu
Chairman of the Board,	2015	$100,000 (1)	-	-	-	-	-	-	$100,000
Chief Executive Officer, and Director	2016	$148,750 (1)	$50,000	-	-	-	-	-	$198,750

Prashant Patel
Chief Operating Officer,	2015	$125,000 (2)	-	-	-	-	-	-	$125,000
President and Director	2016	$125,000 (2)	$50,000	-	-	-	-	-	$125,000

Howard A. Doss	2015	$52,500 (3)	-	-		-	-	-	$52,500
Chief Financial Officer	2016	$60,000 (3)	-	-	-	-	-	-	$60,000

(1) The amount shown reflects compensation under an at will employment agreement with the Company.

(2) The amount shown reflects compensation under an at will employment agreement with the Company.

(3) The amount shown reflects compensation under a consulting agreement with the Company.

Employment and Consulting Agreements

All of our named executives are at-will employees or consultants. The Company has entered in an at-will employment agreement with Mr. Ajjarapu, with annual salary of $165,000 and a possible $50,000 performance bonus. The Company has entered in an at-will employment agreement with Mr. Patel, with annual salary of $125,000 and a possible $50,000 performance bonus. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries through April 30, 2017, a period of four months. The Company has an hourly rate consulting arrangement with Mr. Doss. The Company has also entered into indemnification agreements with its officers and directors. The annual bonus payable to each of Mr. Ajjarapu and Mr. Patel is based upon executive’s performance and the Company’s attainment of objectives established by the Board of Directors or Compensation Committee of the Board. With respect to any subjective milestones, the determination of whether executive has attained the mutually agreed upon milestones for the bonus shall be reasonably determined by the Board or the Compensation Committee.

Compensation of the Board of Directors

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a director of Trxade Group, Inc. for some portion or all of 2016 and 2015. Other than as set forth in the table and described more fully below, Trxade Group, Inc. did not pay any fees, made any equity or non-equity awards, or paid any other compensation, to its non-employee directors. All compensation paid to its employee directors is set forth in the tables summarizing executive officer compensation above.

Name	Fees Earned or paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
2015
Donald Fell	$3,750	-	-	-	$3,750
Fernando Sanchez	$3,750	-	$75,000(1)	-	$78,750
2016
Donald Fell	$5,000	-	$25,000(3)	-	$30,000
Fernando Sanchez	$5,000	-	$25,000(2)	-	$5,000
Michael Peterson	$1,250	-	-	-	$1,250

(1) In March 2015, the Company granted Mr. Sanchez options to purchase 100,000 shares of Common Stock, vesting over four years and exercisable at $1.61 per share. 100,000 have been forfeited.

(2)In April 2016, the Company granted Mr. Sanchez options to purchase 25,000 shares of Common Stock, vesting over four years and exercisable at $1.02 per share. All have been forfeited.

(3)In April 2016, the Company granted Mr. Fell options to purchase 25,000 shares of Common Stock, vesting over four years and exercisable at $1.02 per share

Non-employee directors are paid $5,000 for board responsibilities. The Company has also entered into an indemnification agreement with Messrs. Fell, Sanchez and Peterson.

Outstanding Option Equity Awards at 2016 Fiscal Year End

The following table sets forth information as of December 31, 2016 concerning unexercised options, unvested stock and equity incentive plan awards for each of the executive officers named in the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT YEAR ENDED DECEMBER 31, 2016

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Howard A. Doss, Chief Financial Officer	1/20/2014	--	150,000(1)	--	1.00	1/1/2024	---	---	---	---
	4/1/2016	--	12,750(2)	--	1.02	4/1/2026	---	---	---	---

(1)Vesting is 25% of the total number of shares on the one-year anniversary of the vesting commencement date of 1/20/2014 and 25% shall vest on each one-year anniversary.

(2) Vesting is 5% of the total number of shares each quarter of the vesting commencement date of 4/1/2016.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our securities as of March 30, 2017 by (i) each of our named executive officers and directors; (ii) each person known to us who owns beneficially more than 5% of any class of our outstanding equity securities; and (iii) all of our executive officers and directors as a group. The number of shares and the percentage of shares beneficially owned by each such person or group, as set forth below, include shares of common stock that such person or group had the right to acquire on or within sixty days after March 18, 2017 pursuant to the exercise of vested and exercisable options or warrants. References to options or warrants in the footnotes to the table below include only options or warrants to purchase shares that were exercisable on or within sixty days after March 30, 2017.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)	Percentage Beneficially Owned (3)

Directors and Named Executive Officers:
Suren Ajjarapu, Chairman, CEO (4)	14,150,000	44.3%
Prashant Patel, Director, COO, and President (5)	12,250,000	38.3%
Donald G Fell, Director (6)	77,500	*
Howard Doss, CFO (7)	151,500	*
Michael L Peterson, Director	-	-
Gajan Mahendiran (8)	2,843,335	8.2%

All executive officers and directors as a Group (five persons)	26,629,000	83.3%
Greater than 5% Stockholders

* Less than one 1%

(1) Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Trxade Group, Inc., 1115 Gunn Hwy, Odessa, Florida, 33556.

(2) Based on 31,960,827 shares of Common Stock outstanding on March 30, 2017. Does not include shares issuable upon exercise of (i) 1,190,000 stock options currently outstanding, (ii) warrants to purchase 845,000 shares of Common Stock, (iii) 810,000 shares which are reserved for the Company’s 2014 Equity Incentive Plan, none of which shares are issuable within 60 days of the date set forth above, or (iv) stock issuable upon the conversion of outstanding promissory notes, including up to 133,333 shares of Common Stock which may issuable upon the conversion of $200,000 of promissory notes due April 2016, and 380,000 shares of Common Stock which may be issuable upon the conversion of $950,000 of promissory notes due in October 2018.

(3) Except as otherwise indicated, we believe that the beneficial owner of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(4) Includes (i) 7,550,000 shares owned directly by Mr. Ajjarapu, (ii) 4,050,000 shares owned by Sandhya Ajjarapu, Mr. Ajjarapu’s wife, for whom Mr. Ajjarapu claims beneficial ownership, (iii) 1,275,000 shares owned by the Surendra Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee, and (iv) 1,275,000 shares owned by the Sandhya Ajjarapu Revocable Trust of 2007, for whom Mr. Ajjarapu claims beneficial ownership as Trustee.

(5) Includes (i) 7,350,000 shares owned directly by Mr. Patel, (ii) 2,500,000 shares owned by Rina Patel, Mr. Patel’s wife for whom Mr. Patel claims beneficial ownership, and (iii) 2,400,000 shares owned by the Patel Trust, for whom Mr. Patel claims beneficial ownership as Trustee.

(6) Includes 77,500 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(7) Includes 151,500 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of the applicable date above.

(8) Includes 833,334 shares of Common Stock of the Company and warrants to purchase 2,010,001 shares of Common Stock at an exercise price of $0.01 per share that are exercisable within 60 days of the applicable date above, and which are held jointly with Mr. Mahendiran’s wife, Amudha Mahendiran, as tenants by entirety.

There are no current arrangements among any of the foregoing persons which would result in a change in control.

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 with respect to securities that may be issued under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,691,946	$0.47	955,500
Equity compensation plans not approved by security holders	-	-	-
Total	3,691,946	$.47	955,500

The equity compensation plans approved by the Company's security holders are the 2014 Equity Incentive Plan (“2014 Stock Plan”) of Trxade Group, Inc., Delaware corporation, and the 2013 Equity Incentive Plan of Trxade Group, Inc., a Nevada corporation and predecessor in interest to Trxade Group, Inc., a Delaware corporation. The above listed equity compensation plans were adopted with the approval of security holders.

Summary of Material Features of the 2014 Equity Incentive Plan

The following discussion summarizes the material terms of the 2014 Stock Plan. A description of the 2014 Stock Plan, which is intended merely as a summary of its principal features and is qualified in its entirety by reference to the full text of the 2014 Stock Plan, as filed and incorporated by reference to Exhibit 10.3 to the Registration Statement on Form 10 of Trxade Group, Inc., File No. 000-55218, filed on June 6, 2014, is below.

Administration. The 2014 Stock Plan is administered by the Company’s Board of Directors and the Compensation Committee of the Board.

Term. The 2014 Stock Plan shall continue in effect for a period of 10 years. In general, the term of each option granted shall be no more than ten 10 years from the date of grant, though in certain instances such term may be shorter.

Eligibility. Employees and service providers of the Company and its subsidiaries and non-employee directors of the Company are eligible to receive awards under the 2014 Stock Plan. Awards under the 2014 Stock Plan may include grants of options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares, and awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Eligibility for any particular award is determined by the Administrator (as defined in the 2014 Stock Plan) and, in the case of certain awards such as incentive stock options, eligibility for receipt of such awards may be limited by the Internal Revenue Code.

Plan Limit. The Company has reserved 2,000,000 Common Shares for issuance under the 2014 Stock Plan. The 2014 Stock Plan had 955,500 remaining shares reserved for issuance as of March 30, 2017.

The above limit is subject to adjustment for certain changes in the Company’s capitalization such as stock dividends, stock splits, combinations or similar events. If an award expires, terminates, is forfeited or is settled in cash rather than in Common Shares, the Common Shares not issued under that award will again become available for grant under the 2014 Stock Plan. If Common Shares are surrendered to the Company or withheld to pay any exercise price or tax withholding requirements, only the number of Common Shares issued net of the shares withheld or surrendered will be counted against the number of Common Shares available under the 2014 Stock Plan. The exercise price for a stock option or stock appreciation right may not be less than 100% of the fair market value of the shares on the date of grant or may not be less than 110% of the fair market value of the shares on the date of grant for employees representing more than 10% of the voting power of all of the classes of stock of the Company. The Board may amend, alter, suspend or terminate the plan. The Company must obtain stockholder approval of any amendment of the 2014 Stock Plan to the extent necessary and desirable to comply with applicable law.

Item 13. Certain Relationships and Related Transactions, and Director Independence

Transactions with Related Persons

All of our executives are at-will employees or consultants. Each of Messrs. Ajjarapu and Patel are parties to an at-will executive employment agreement. In January 2017, each of Messrs. Ajjarapu and Patel suspended their executive salaries of for a period of four months. The Company has also entered into indemnification agreements with its officers and directors.

The Company’s founders Mr. Ajjarapu (through Sansur Associates, a company that he controls) and Mr. Patel have periodically loaned funds on a short-term interest free basis to cover the Company’s operating expenses. In November 2016, Mr. Patel loaned the Company $10,000. As of March 30, 2017, $17,280 was outstanding on these loans. No interest was paid on any of these loans.

In September and October 2016, convertible promissory notes were issued in the aggregate amount of $211,725 to a related party, Nitel Patel, the brother of Prashant Patel, our President and major stockholder. The term of the notes was one year. Simple interest of 10% is payable at the maturity date of the notes. Prior to maturity the notes may be converted for common stock at a conversion price of $.62. In connection with the notes, the holders of the notes were granted warrants to purchase 52,861 shares of common stock. These warrants were issued at a strike price of $0.62 and an expiration date of five years from date of issuance.

During the Fiscal Year ended December 31, 2016, there have been no other transactions, or currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Director Independence

Our common stock is traded on the OTCQB under the symbol “TRXD”. The OTCQB electronic trading platform does not maintain any standards regarding the “independence” of the directors on our company’s Board of Directors, and we are not otherwise subject to the requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent.

In the absence of such requirements, we have elected to use the definition for “director independence” under the NASDAQ stock market’s listing standards, which defines an “independent director” as “a person other than an officer or employee of the Company or the Company’s subsidiaries or any other individual having a relationship, which in the opinion of our Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.” The definition further provides that, among others, employment of a director by us (or any parent or subsidiary of ours) at any time during the past three years is considered a bar to independence regardless of the determination of our Board of Directors. Two of our four directors, Mr. Fell and Mr. Peterson, are deemed “independent” under the NASDAQ Stock Market’s listing standard.

Item 14. Principal Accountant Fees and Services

Aggregate fees billed to us by MaloneBailey, LLP with respect to our 2016 and 2015 fiscal years were as follows:

	2016	2015
Audit Fees	$29,000	$35,000
All Other Fees	15,000	15,000
Total	$44,000	$50,000

Aggregate fees billed to us by Thomas Craig & Co. with respect to our 2016 and 2015 years were as follows:

	2016	2015
Tax Fees	$8,750	$8,500
All Other Fees	--	--
Total	$8,750	$8,500

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that Trxade Group, Inc. paid for professional services for the audit of our consolidated financial statements included in our Form 10-K and for services that are normally provided by the registered public accounting firm in connection with statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and “tax fees” are fees for tax compliance, tax advice and tax planning.

All of the audit-related services and other services described in the above table were pre-approved by our Audit Committee. The Audit Committee has adopted a pre-approval policy that provides for the pre-approval of all services performed for us by MaloneBailey, LLP. The policy authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services. Pursuant to this policy, the Audit Committee delegated such authority to the Chairman of the Audit Committee. All pre-approval decisions must be reported to the Audit Committee at its next meeting.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested that the Company include any additional proposals in this Information Statement.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS

Any stockholder who desires to present proposals to the 2017 annual meeting and to have such proposals set forth in the information statement mailed in conjunction with such annual meeting must submit such proposals to the Company not later than October 30, 2017. All stockholder proposals must comply with Rule 14a-8 promulgated by the Securities and Exchange Commission.

In addition, the Company’s policy on stockholder nominations for director candidates requires that to be considered for next year’s slate of directors any stockholder nominations for director must be received by Suren Ajjarapu, CEO of the Company, at the office of the Company, 1115 Gunn Hwy, Odessa, Florida 33556, no later than October 30, 2017. The Company does not currently have a nominating committee, so the entire board will evaluate any proposed nominees using similar criteria as2016 used for other nominees and will consider such nominees in comparison to all other nominees. The board has no obligation to nominate any such person for election.

Stockholders may write to Suren Ajjarapu, CEO of the Company, at the Company’s office located at 1115 Gunn Hwy, Odessa, Florida 33556, to deliver the stockholder proposals and stockholder nominations discussed above.

OTHER MATTERS

The Board of Directors does not intend to bring any other business before the meeting, and so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. In addition to the scheduled items of business, the meeting may consider matters relating to the conduct of the meeting.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.Annual Report on Form 10-K for the year ended December 31, 2016;

2.Quarterly Reports on Form 10-Q for the quarters ended September 30, 2016, March 31, 2017 and June 30, 2017; and,

3.Registration Statement on Form 10, as amended, originally filed with the Securities and Exchange Commission on June 11, 2014, as amended.

THE COMPANY SHALL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM AN INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE (1) BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THE INFORMATION STATEMENT (NOT INCLUDING EXHIBITS TO THE INFORMATION THAT IS INCORPORATED BY REFERENCE UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO THE INFORMATION THAT THE INFORMATION STATEMENT INCORPORATES), AND THE ADDRESS AND TELEPHONE NUMBERS TO WHICH SUCH A REQUEST IS TO BE DIRECTED.

IF THERE ARE ANY REQUESTS FOR ANY OTHER DOCUMENTS PLEASE CONTACT:

Suren Ajjarapu

Chief Executive Officer

Trxade Group, Inc.

1115 Gunn Hwy.

Odessa, Florida 33556